UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     FORM 8-K


                              CURRENT REPORT PURSUANT
                           TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)    January 17, 2006

                      ADDVANTAGE TECHNOLOGIES GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                  Oklahoma
                 (State or Other Jurisdiction of Incorporation)

             1-10799                               73-1351610
     (Commission File Number)	        (IRS Employer Identification No.)


  1605 E. Iola, Broken Arrow, Oklahoma                    74012
(Address of Principal Executive Offices)                (Zip Code)

                                 (918) 251-9121
                (Registrants Telephone Number, Including Area Code)

                                 Not Applicable
            (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 4.01  Changes in Registrants Certifying Accountant.

On January 17, 2006, ADDvantage Technologies Group, Inc. (the "Company") and the Chairman of the Audit Committee of the Company's Board of Directors were advised by letter of the same date that Tullius Taylor Sartain & Sartain LLP ("Tullius"), the principal accountant engaged to audit the Companys financial statements, would resign as the Companys independent registered public accounting firm. The effective date of the resignation will be on completion of Tullius review of the Companys Quarterly Report on Form 10-Q for the first quarterly period ended December 31, 2005.

The reports of Tullius on the Companys consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainties, audit scope or accounting principles.

The Audit Committee was informed of, but neither recommended nor approved, the termination of the client-auditor relationship with Tullius.

During the Companys two most recent fiscal years ended September 30, 2005, and for the period from October 1, 2005, through the date of Tullius letter of resignation, there were no disagreements with Tullius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tullius, would have caused them to make reference to the subject matter of their disagreement in their reports on the Company's consolidated financial statements for such periods.

During the Companys two most recent fiscal years ended September 30, 2005, and for the period from October 1, 2005, through the date of Tullius letter of resignation, there were no reportable events as defined by paragraph (a)(1)(v) of Item 304 of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company has provided Tullius with a copy of this Form 8-K and has asked Tullius to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Tullius agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of this letter, dated January 18, 2006, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01  Financial Statements and Exhibits


(d)      Exhibits

16.1 Letter from Tullius Taylor Sartain & Sartain to the Securities and Exchange Commission, dated January 18, 2006.

                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ADDVANTAGE TECHNOLOGIES GROUP, INC.


Date:  January 19, 2006                   By:    /s/ Kenneth A. Chymiak
                                          Kenneth A. Chymiak
                                          President and Chief Executive Officer




                                      Exhibit Index

Exhibit Number       Description
--------------       -----------

16.1 Letter from Tullius Taylor Sartain & Sartain to the Securities and Exchange Commission, dated
                     January 18, 2006.